UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 16, 2018

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Salisbury Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Connecticut (State of other jurisdiction of incorporation)	000-24751 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039 (Zip Code)

Registrant’s telephone number, including area code: (860) 435-9801

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5.	Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Shareholders (“Annual Meeting”) of Salisbury Bancorp, Inc. (“Salisbury”), the holding company for Salisbury Bank and Trust Company (the “Bank”) was held on Wednesday, May 16, 2018. On the record date of March 16, 2018, there were 2,786,566 shares issued, outstanding and eligible to vote, of which 2,270,864 shares, or 81.49%, were represented at the Annual Meeting either in person or by proxy.

The results of matters voted upon are presented below:

1.	Four (4) directors were elected by the shareholders to serve as directors of Salisbury for a three-year term, who along with the eight (8) directors whose terms do not expire at this meeting, will constitute the full Board of Directors of Salisbury:

	Term	Votes For	Votes Withheld	Broker Non-votes
Arthur J. Bassin	3 years	1,620,524	9,256	641,084
Polly Diane Hoe	3 years	1,619,688	10,092	641,084
Holly J. Nelson	3 years	1,607,023	22,757	641,084
John F. Perotti	3 years	1,611,769	18,011	641,084

2.	The ratification of the appointment of Baker Newman & Noyes, P.A., LLC as the independent registered public accounting firm for Salisbury for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non-votes
2,249,784	18,870	2,210	-

3.	The non-binding advisory vote on the compensation of the named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-votes
1,565,499	39,191	25,090	641,084

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Salisbury Bancorp, Inc.

Date: May 17, 2018	By:	/s/ Richard J. Cantele, Jr. Richard J. Cantele, Jr. President and Chief Executive Officer